Exhibit 23.2
------------
CONSENT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (no. 333-45269) and Form S-8 (no. 2-85501) of Irvine Sensors Corporation of our report dated December 16, 1997, which appears on page 19 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 20 of this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP


Costa Mesa, California
January 6, 1999